Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147733 and 333-141169) and Form S-8 (Nos. 333-56360, 333-130496 and 333-148185) of Inspire Pharmaceuticals, Inc. of our report dated March 15, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 15, 2010